EXECUTION VERSION

SHAREHOLDERS AGREEMENT
THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of March 22, 2014 by and among Palo Alto Networks, Inc., a Delaware corporation (“Parent”), Cyvera Ltd., a Company organized under the laws of the State of Israel (the “Company”) and the shareholders of the Company that execute a counterpart signature page to this Agreement. This Agreement shall become effective at, and is contingent upon, the Closing.
W I T N E S S E T H
WHEREAS, Palo Alto Networks Holding B.V. (“Buyer”) is a subsidiary of Parent.
WHEREAS, pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”) dated as of March 22, 2014, by and among Parent, Buyer, the Company, the shareholders of the Company listed therein and Shareholder Representative Services LLC, each shareholder of the Company will sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from each such shareholder all of the issued and outstanding shares of the Company on the terms, and subject to the conditions, set forth in the Purchase Agreement (such transactions being referred to herein, collectively, as the “Acquisition”).
WHEREAS, as a condition and inducement to the willingness of the Company and the shareholders of the Company to enter into the Purchase Agreement, the Company and the shareholders of the Company have required that Parent enter into this Agreement.
WHEREAS, Parent is a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) and is eligible to file an automatic shelf registration statement pursuant to Rule 462 of the Securities Act.
WHEREAS, in order to induce the shareholders of the Company to consummate the Acquisition and the other transactions contemplated by the Purchase Agreement, Parent is willing to enter into this Agreement.
AGREEMENT
NOW, THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:
(a)    “Affiliate” shall mean with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
(b)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(c)    “Form S-3ASR” means an automatic shelf registration statement filed pursuant to Rule 462 of the Securities Act.

(d)    “Holder” means a shareholder of the Company to whom shares of Parent Common Stock are issued in the Acquisition pursuant to the Purchase Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.
(e)    “Insider Trading Policy” means, with respect to any given date, Parent’s insider trading policy as in effect on such date.
(f)    “Registrable Securities” means, for each Holder, (i) the number of shares of Parent Common Stock issuable to such Holder in the Acquisition at the Closing (provided that any shares of Parent Common Stock placed in escrow or in holdback in accordance with the provisions of the Purchase Agreement shall be deemed issued at the Closing for the purposes hereof; provided, further, that Parent shall use commercially reasonable efforts to provide, in compliance with applicable Law, that such shares of Parent Common Stock placed in escrow or in holdback in accordance with the provisions of the Purchase Agreement will be free of any restrictive legends upon the Escrow Release Date, except in respect of such shares held by Affiliates of Parent ) pursuant to the Purchase Agreement (as adjusted for any stock split, combination or other recapitalization or reclassification after the Closing) and (ii) any Parent Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (x) after the Registration Statement (as defined herein) with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the Registration Statement (as defined herein) and with Section 2 hereof, or (y) at such time as such Holder is eligible to sell such securities under Rule 144 of the Securities Act without any limitation as to volume.
(g)    “Securities Act” means the Securities Act of 1933, as amended.
(h)    “SEC” means the United States Securities and Exchange Commission.
2.    Registration of Offers and Sales of Registrable Securities.
(a)    As soon as reasonably practicable following the Closing (and in any event no later than three (3) Business Days following the opening of the next regularly scheduled trading window of Parent; provided that Parent will not have to file during any time period that a Suspension Notice (as defined below) is in effect in accordance with Section 3), Parent shall use commercially reasonable efforts to file with the SEC a registration statement (the “Registration Statement”) on Form S-3ASR covering the resale of all Registrable Securities; provided, however, that (i) Parent shall not be required to file the Registration Statement contemplated by this Section 2(a) during a trading “blackout” period under Parent’s Insider Trading Policy; provided further, however, that Parent’s obligation to include the Registrable Securities of each Holder in the Registration Statement shall be expressly conditioned upon Parent’s prior receipt of all information and materials regarding such Holder as reasonably requested by Parent and the taking of all action required to be taken by such Holder under applicable Law in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities of such Holder under the Securities Act. Parent shall notify each Holder as promptly as possible and provide Representative with a copy of any related Prospectus to be used in connection with the sale or other disposition of the Parent Common Stock covered thereby for each Holder who at such time holds Registrable Securities covered by such Registration Statement.
(b)    Parent shall use its commercially reasonable efforts to: (i)  keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold or (B) the six-month anniversary of the effectiveness of the Registration Statement; (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder; (iv) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process); (v) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, obtain promptly the withdrawal of such order; and (vi) list all Registrable Securities included in the Registration Statement on the New York Stock Exchange.
3.    Suspension of Offers and Sales of Registrable Securities Under Registration Statement. At any time from and after the effective date of the Registration Statement, Parent may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holder’s address set forth opposite each such Holder’s name on the Payment Spreadsheet) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Parent, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Parent of material nonpublic information that is not included in the Registration Statement and that immediate disclosure of such information would be materially detrimental to Parent; provided, however, Parent may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for more than forty-five (45) days at any one time and for more than ninety (90) days in the aggregate. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Parent shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Parent pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Parent has delivered a Suspension Notice and any non-public information provided by Parent in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose. If as a result of thereof the Prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, Parent shall notify the Holders of such amendment, and the Holders may thereafter request copies thereof from Parent as provided in Section 2(b).

4.    Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, New York Stock Exchange notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses, and all reasonable fees and expenses of Parent’s outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible for any legal fees for any Holder or any selling expenses of any Holder (including any broker’s fees or commissions).
5.    Indemnification.
(a)    Parent shall indemnify and hold harmless each Holder, and each of its directors, officers and employees and other agents and representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Seller Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act or state securities laws applicable to Parent in connection with any such registration, qualification or compliance, and shall reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Parent shall not be required to indemnify, or otherwise be liable to, any Seller Indemnified Party to the extent that any such loss, damage, liability or expense arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Seller Indemnified Party to Parent specifically for use therein, or (ii) the failure of any Seller Indemnified Party to comply with its covenants and agreements hereunder.
(b)    If Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, such Holder shall indemnify and hold harmless Parent, each of its directors, officers, employees and other agents and representatives, each person controlling Parent within the meaning of Section 15 of the Securities Act, and Parent’s legal counsel and independent accountants, as well as each other Holder, each such Holder’s directors, officers, employees and other agents and representatives, and each person controlling each such other Holders within the meaning of Section 15 of the Securities Act (each a “Parent Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or state securities laws applicable to such Holder in connection with any such registration, qualification or compliance, and shall reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to Parent specifically for use therein.

(c)    Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.
(d)    If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 5(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement.
6.    Limitation on Assignment of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may not be transferred unless and until (a) such Holder shall have given Parent written notice of the transfer of such Registrable Securities prior to the time of such transfer, stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are proposed to be transferred; (b) if requested by Parent, such Holder shall have furnished to Parent an opinion of counsel, reasonably satisfactory to Parent, to the effect that such transfer will not require registration of such Registrable Securities under the Securities Act; (c) such transferee shall have agreed in writing for the benefit of Parent, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Agreement; and (d) such transferee shall have delivered such other information to Parent as Parent may reasonably request to permit Parent to carry out Parent’s obligations under this Agreement. Notwithstanding the foregoing, no transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

7.    Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as Parent may reasonably request and as shall be required by applicable law in connection with any registration, qualification or compliance contemplated by this Agreement. At such time as each holder of Registrable Securities no longer holds any Registrable Securities, such holder of Registrable Securities shall promptly notify Parent of such fact.
8.    Reports Under Exchange Act. Subject to Section 2 of this Agreement, for a period of six months following the effectiveness of the Registration Statement and in any event until one year following the Closing, Parent shall (a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act, and (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent whether or not it has complied with the reporting requirements of the Exchange Act, and whether or not it qualifies as a registrant whose securities may be resold pursuant to Form S-3ASR or Rule 144 and (ii) a copy of the most recent annual or quarterly report of Parent.
9.    Representations and Warranties of Holders. Each Holder hereby represents and warrants to Parent, severally and not jointly, with respect to itself as of the date hereof and as of the Closing Date:
(a)    No Registration. Such Holder understands that the shares of Parent Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.
(b)    Investment Intent. Such Holder is acquiring the shares of Parent Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for sale in connection with, any distribution thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person with respect to the shares of Parent Common Stock.
(c)    Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of ownership of Parent Common Stock.
(d)    Residency. The residency of such Holder (or, in the case of a Person who is not an individual, such Person’s principal place of business) is correctly set forth on the Payment Spreadsheet.
(e)    Rule 144. Such Holder acknowledges that the shares of Parent Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a

“market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Such Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the shares of Parent Common Stock. Such Holder understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that Persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and the brokers who participate in the transactions do so at their own risk.
(f)    Accredited Investor. Such Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and shall submit to Parent such further assurances of such status as may be reasonably requested by Parent. Such Holder has furnished or made available any and all information requested by Parent or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete in all material respects.
(g)    Tax Advisors. Such Holder has reviewed with its own Tax advisors the U.S. federal, state, local and foreign Tax consequences of the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of Parent, Buyer or any of their respective agents, written or oral. Such Holder understands that it (and not Parent or Buyer) shall be responsible for all Taxes imposed on such Holder in connection with the transactions contemplated by this Agreement.
(h)    No “Bad Actor” Disqualification Events. Neither (i) such Holder, (ii) any of its directors, officers, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Holder is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to Parent.
10.    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 11.1 of the Purchase Agreement and, if to a Holder, to such Holder’s address set forth opposite each such Holder’s name on the Payment Spreadsheet.
11.    Amendment of Registration Rights. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.
12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
13.    Exclusive Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any matter based upon or arising out of this Agreement and the other transactions contemplated by this Agreement or any other matters contemplated herein (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings related hereto except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under the this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.
14.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
15.    Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
16.    Third Party Beneficiaries. The holders of the Registrable Securities and the Shareholder Representative are intended third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms.
17.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark McLaughlin
Name:	Mark McLaughlin
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

CYVERA LTD.

By:	/s/ Uri David Alter
Name:	Uri David Alter
Title:	Co-CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER NETANEL DAVIDI

Name:	Netanel Davidi
Title:	Co-CEO
Signature:	/s/ Netanel Davidi
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER URI ALTER

Name:	Uri David Alter
Title:	Co-CEO
Signature:	/s/ Uri David Alter
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER MOSHE BEN ABU

Name:	Moshe Ben Abu
Title:	CMH
Signature:	/s/ Moshe Ben Abu
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER ETAY KASHTAN

Name:	Etay Kashtan
Title:
Signature:	/s/ Etay Kashtan
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER I. KASHTAN ELECTRIC MATERIALS LTD.

Name	Etay Kashtan
Title:	CEO
Signature:	/s/ Etay Kashtan
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER YADIN KOLITZ

Name:	Yadin Kolitz
Title:
Signature:	/s/ Yadin Kolitz
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER BLUMBERG CAPITAL III, L.P.
By Blumberg Capital Management III, LLC,
its General Partner

By:	/s/ David J. Blumberg
Name:	David J. Blumberg
Title:	Managing Member
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER EMC IRELAND HOLDINGS

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	Authorized Signatory
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER YARIV GILAT

Name:	Yariv Gilat
Title:
Signature:	/s/ Yariv Gilat
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER ELI BEN-DOR

Name:	Eli Ben-Dor
Title:
Signature:	/s/ Eli Ben-Dor
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER OFIR SHALVI

Name:	Ofir Shalvi
Title:
Signature:	/s/ Ofir Shalvi
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER EHUD WEINSTEIN

Name:	Ehud Weinstein
Title:
Signature:	/s/ Ehud Weinstein
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER ADRIAN WELLER

Name:	Adrian Weller
Title:	Individual
Signature:	/s/ Adrian Weller
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER BATTERY VENTURES IX, L.P.
By Battery Partners IX, LLC,
its General Partner

By:	/s/ R. David Tabors
Name:	R. David Tabors
Title:	Managing Member
[REDACTED]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER BATTERY INVESTMENT PARTNERS IX, LLC
By Battery Partners IX, LLC,
Its Managing Member

By:	/s/ R. David Tabors
Name:	R. David Tabors
Title:	Managing Member
[REDACTED]